Exhibit 99.1
Playtex Products, Inc. Reports Third Quarter 2003 Results; Announces New Tampon Product Launch

    WESTPORT, Conn.--(BUSINESS WIRE)--Oct. 27, 2003--Playtex Products, Inc. (NYSE: PYX), a leading diversified personal care and consumer products company, today reported that in the third quarter of 2003, the Company earned $3.1 million, or $0.05 per diluted share. These results compare with third quarter 2002 earnings of $8.9 million, or $0.14 per diluted share. For the nine month period ended September of 2003, the Company earned $19.2 million or $0.31 per diluted share compared with 2002 results for the same period of $41.7 million or $0.67 per diluted share.
    Net sales were $150.1 million in the third quarter of 2003, which compare with prior year results of $161.6 million. Feminine Care sales lagged year ago as a result of lower consumption combined with heavy promotion levels in the comparative 2002 period. In addition, pipeline shipments of the new Heat Therapy product were included in the year ago period. Infant Care net sales were 1% lower than a year ago; however, excluding the non-core baby wipes business, Infant Care sales were up 1%. Sun Care net sales were minimal in the third quarter as expected in this off-season shipment period. Household Products/Personal Grooming net sales declined versus the prior year due to a continuation of unfavorable category trends and significant pipeline shipments of the new Woolite Oxy Deep in the year ago period.
    "As we reach the one-year anniversary of the competitive tampon launch, we have shown our ability to defend our business and move toward offense in order to grow again. The next step in our offense includes the launch of an innovative new tampon that has been in development in our laboratories over the past several years. We have begun introducing Playtex Beyond Tampons to the retail trade and we are seeing a very positive acceptance. Beyond will begin shipping in the first quarter of 2004. This new product features a comfortable contoured tip, a colorful flushable applicator and the incredible comfort and protection that Playtex is known for among consumers. The tampon will be targeted toward women who want the convenience and flushability of a cardboard product but are dissatisfied with the comfort of their current tampon. Infant Care market share and sales trends remain stable. The largest portion of our Infant Care business, Infant Feeding, is beginning to show growth as a result of our successful brand strategies. We have continued to rejuvenate and reposition our Infant Care products and are excited about the launch of several new products that will begin to ship early next year," stated CEO, Michael R. Gallagher.
    "We look forward to 2004 with enthusiasm as we have the programs and products that we believe will generate growth in our Feminine Care, Infant Care and Sun Care businesses. We anticipate improvements in Playtex's results next year with the impact of new product launches in our major categories, an intensified focus on cost reduction opportunities, a normalized weather year, and hopefully an improved economic climate," Mr. Gallagher concluded.
    The Company's fourth quarter will include charges associated with cost reduction efforts of approximately $0.02 to $0.03 per diluted share, which will result in estimated annualized savings beginning in 2004 of approximately $4 million. Earnings estimates for the full year 2003 should be adjusted by these charges.
    The Company is providing initial guidance for 2004 earnings per diluted share in the $0.50 to $0.55 range.
    Playtex will hold a conference call with analysts and investors at 11:00 a.m. EST on Tuesday, October 28, 2003. To access the simultaneous webcast or replay of this call, please go to the "Investor Relations" portion of our web site: www.playtexproductsinc.com.
    Playtex Products, Inc. is a leading manufacturer and distributor of a diversified portfolio of personal care and consumer products, including Playtex infant feeding products, Wet Ones, Baby Magic, Diaper Genie, Mr. Bubble, Playtex tampons, Banana Boat, Woolite rug and upholstery cleaning products, Playtex gloves, Binaca and Ogilvie.

    With the exception of the historical information contained in the release, the matters described herein contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company's control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, interest rates, competitive market pressures, the loss of a significant customer, raw material and manufacturing costs, capacity limitations, the ability to integrate acquisitions, adverse publicity and product liability claims, capital structure, the impact of weather conditions on sales, and other factors detailed in the Company's reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update such information.



                        PLAYTEX PRODUCTS, INC.
                        CONSOLIDATED NET SALES
                       (Unaudited, in thousands)

                           Three Months Ended     Nine Months Ended
                           -------------------    -------------------
                           Sept. 27,  Sept. 28,   Sept. 27,  Sept. 28,
                               2003       2002        2003       2002
                           ---------  ---------   ---------  ---------

Infant Care               $  65,560 $  66,144    $ 197,220  $ 205,772
Feminine Care                61,035    70,217      163,437    198,389
Sun Care                      2,295     1,292       90,371     90,350
Household Products &
 Personal Grooming           21,161    23,914       59,985     65,359
                           --------- ---------    ---------  ---------
Total                     $ 150,051 $ 161,567    $ 511,013  $ 559,870
                           ========= =========    =========  =========





                        PLAYTEX PRODUCTS, INC.
                  CONSOLIDATED STATEMENTS OF EARNINGS
                          THREE MONTHS ENDED
           (Unaudited, in thousands, except per share data)

                                            Sept. 27,    Sept. 28,
                                               2003        2002
                                            ---------    ---------

Net sales                                  $ 150,051    $ 161,567
Cost of sales                                 72,047       76,072
                                            ---------    ---------
  Gross profit                                78,004       85,495

Operating expenses:
  Selling, general and administrative         58,161       56,494
  Amortization of intangibles                    226          241
                                            ---------    ---------
  Total operating expenses                    58,387       56,735
                                            ---------    ---------

  Operating earnings                          19,617       28,760

  Interest expense, net                       14,226       14,186
  Other expenses                                 448          536
                                            ---------    ---------

  Earnings before taxes                        4,943       14,038

  Income tax expense                           1,809        5,152
                                            ---------    ---------

  Net earnings                             $   3,134    $   8,886
                                            =========    =========

  EPS: Basic                               $    0.05    $    0.15
       Diluted                             $    0.05    $    0.14

  Weighted average shares outstanding:
  Basic                                       61,216       61,211
  Diluted                                     61,216       61,496

  Memo Accounts:
   Net earnings                            $   3,134    $   8,886
   Income tax expense                          1,809        5,152
   Other expenses                                448          536
   Interest expense, net                      14,226       14,186
   Amortization of intangibles                   226          241
   Depreciation                                3,569        3,497
                                            ---------    ---------
  EBITDA (1)                               $  23,412    $  32,498
                                            =========    =========

   Capital expenditures                    $   4,435    $   4,797

(1) EBITDA is defined as operating earnings plus depreciation and amortization of intangibles. EBITDA should not be considered as an alternative to or superior measure of: operating earnings, net income, or cash provided by operating, investing and financing activities (as determined in accordance with generally accepted accounting principles in the United States). We believe that EBITDA is a measure commonly reported and widely used by investors and other interested parties as a measure of a company's operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon accounting methods or nonoperating factors (such as historical cost). Additionally, EBITDA is a significant performance metric associated with our Senior Credit Facility.






                        PLAYTEX PRODUCTS, INC.
                  CONSOLIDATED STATEMENTS OF EARNINGS
                           NINE MONTHS ENDED
           (Unaudited, in thousands, except per share data)

                                 Sept. 27,         Sept. 28,
                                     2003              2002
                                 ---------         ---------

Net sales                       $ 511,013         $ 559,870
Cost of sales                     243,016           249,494
                                 ---------         ---------
  Gross profit                    267,997           310,376

Operating expenses:
  Selling, general and
   administrative                 194,633           185,377
  Restructuring and asset
   impairment (1)                     -               7,599
  Amortization of intangibles         677               692
                                 ---------         ---------
  Total operating expenses        195,310           193,668
                                 ---------         ---------

  Operating earnings               72,687           116,708

  Interest expense, net            41,060            45,540
  Expenses related to retirement
   of debt (2)                        -               5,882
  Other expenses                    1,473             2,107
                                 ---------         ---------

  Earnings before taxes and
   cumulative effect of change
   in accounting principle         30,154            63,179

  Income tax expense (3)           10,963             9,015
                                 ---------         ---------

  Earnings before cumulative
   effect of change in
   accounting principle            19,191            54,164

  Cumulative effect of change in
   accounting principle, net
   of $7,141 tax benefit (4)          -             (12,423)
                                 ---------         ---------


  Net earnings                  $  19,191         $  41,741
                                 =========         =========

  EPS: Basic                    $    0.31         $    0.68
       Diluted                  $    0.31         $    0.67

  Weighted average shares
   outstanding:
  Basic                            61,216            61,126
  Diluted                          61,230            64,173

  Memo Accounts:
   Net earnings                 $  19,191         $  41,741
   Cumulative effect of change
    in accounting principle,
     net of $7,141 tax
      benefit (4)                     -              12,423
   Income tax expense (3)          10,963             9,015
   Other expenses                   1,473             2,107
   Expenses
    related to retirement of
     debt (2)                         -               5,882
   Interest expense, net           41,060            45,540
   Amortization of intangibles        677               692
   Depreciation                    10,566            10,521
                                 ---------         ---------
  EBITDA (5)                    $  83,930         $ 127,921
                                 =========         =========

   Capital expenditures         $  13,771         $  10,581

(1) On March 25, 2002 we announced the closing of our plastic molding facility which resulted in charges for restructuring and asset impairment.

(2) On May 29, 2002, we issued a new $450.0 million Term C Loan and, together with cash, we fully repaid our $76.0 million Term A Loan and our $395.8 million Term B Loan. As a result of this transaction, we recorded a pre-tax loss of $5.9 million during our second quarter ended June 29, 2002.

(3) On March 7, 2002 the U.S. Treasury issued new regulations which permitted Playtex to utilize a previously incurred capital loss. The impact of the regulations resulted in a tax benefit of $14.3 million during our first quarter ended March 30, 2002 with a subsequent cash tax savings in 2003.

(4) We adopted new accounting standards for goodwill and other intangible assets at the beginning of our 2002 fiscal year. The adoption of the new accounting standards resulted in the write-down of certain intangible assets.

(5) EBITDA is defined as operating earnings plus depreciation and amortization of intangibles. EBITDA should not be considered as an alternative to or superior measure of: operating earnings, net income, or cash provided by operating, investing and financing activities (as determined in accordance with generally accepted accounting principles in the United States). We believe that EBITDA is a measure commonly reported and widely used by investors and other interested parties as a measure of a company's operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon accounting methods or nonoperating factors (such as historical cost). Additionally, EBITDA is a significant performance metric associated with our Senior Credit Facility.






                        PLAYTEX PRODUCTS, INC.
                      CONSOLIDATED BALANCE SHEETS
                   (In thousands, except share data)


                                               Sept. 27,  December 28,
                                                  2003        2002
                                               ----------- -----------
                    Assets                     (Unaudited)
Current assets:
Cash                                          $    41,391 $    31,605
Receivables, less allowance for doubtful
 accounts                                          33,569      27,735
Retained interest in receivables                   54,108      59,774
Inventories                                        67,386      85,160
Due from related party                             80,017      80,017
Deferred income taxes                               6,906       8,130
Income taxes receivable                             3,715          -
Other current assets                                6,484       7,782
                                               ----------- -----------
Total current assets                              293,576     300,203
Net property, plant and equipment                 124,102     121,199
Intangible assets, net:
 Goodwill                                         494,307     494,307
 Trademarks, patents & other                      138,497     139,174
                                               ----------- -----------
Total intangible assets, net                      632,804     633,481
Deferred financing costs                           13,673      13,592
Other noncurrent assets                             8,887       9,712
                                               ----------- -----------
Total assets                                  $ 1,073,042 $ 1,078,187
                                               =========== ===========

     Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable                              $    34,253 $    47,088
Accrued expenses                                   61,845      54,217
Due to related party                               78,386      78,386
Income taxes payable                                8,023       1,086
Current maturities of long-term debt                2,250       4,500
                                               ----------- -----------
Total current liabilities                         184,757     185,277

Long-term debt                                    791,000     823,250
Other noncurrent liabilities                       15,707      14,526
Deferred income taxes                              54,062      49,601
                                               ----------- -----------
Total liabilities                               1,045,526   1,072,654
                                               ----------- -----------

Stockholders' equity:
Common stock, $0.01 par value, authorized
 100,000,000 shares, issued 61,215,856
  shares at September 27, 2003 and
   December 28, 2002                                  612         612
Additional paid-in capital                        526,233     526,233
Retained earnings (deficit)                      (497,580)   (516,771)
Accumulated other comprehensive earnings           (1,749)     (4,541)
                                               ----------- -----------
Total stockholders' equity                         27,516       5,533
                                               ----------- -----------
Total liabilities and stockholders' equity    $ 1,073,042 $ 1,078,187
                                               =========== ===========

Memo accounts:
Long-term debt including current maturities
 of long-term debt                            $   793,250 $   827,750
                                               =========== ===========
Receivables, comparative                      $   106,677 $   126,509
                                               =========== ===========

    CONTACT: Playtex Products, Inc.
             Laura Kiernan, 203-341-4262